Exhibit 99.1

News Release

MedQuist Announces Notice of Class Action Lawsuit

MT. LAUREL, N.J., Oct. 4 /PRNewswire-FirstCall/ — MedQuist Inc. (MEDQ.PK), a leading provider of electronic medical transcription, health information and document management services, today announced that it has received notice of a putative class action lawsuit filed against the company in the United States District Court for the Central District of California.

MedQuist has retained the law firm of Winston & Strawn LLP to represent it in the matter.

“MedQuist has been proactively and responsibly working with its clients to address the questions raised regarding its billing practices, and we will continue to do so,” MedQuist Chief Executive Officer Howard S. Hoffmann said. “The company intends to respond to the suit appropriately, according to the best interests of our customers, employees and shareholders.”

About MedQuist:

MedQuist is a leading provider of electronic medical transcription, health information and document management services. MedQuist provides document workflow management, digital dictation, speech recognition, mobile dictation devices, Web-based transcription, electronic signature, medical coding products and outsourcing services. MedQuist is a member of the Philips Group of Companies.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding MedQuist’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward- looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.

Contact:

Montieth M. Illingworth

Ruder Finn Corporate & Financial

212.715.1679

illingworthm@ruderfinn.com

Renee Calabro

Ruder Finn Corporate & Financial

212.583.2750

calabror@ruderfinn.com